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                                                                    Exhibit 5(a)


                    [SIMPSON THACHER & BARTLETT LETTERHEAD}

                                                                    May 19, 1999


Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, New York  10152

The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
Canada H3A 1S9

Ladies and Gentlemen:

               We have acted as counsel to Joseph E. Seagram & Sons, Inc., an Indiana corporation (the "Company"), and The Seagram Company Ltd., a Canadian corporation ("Seagram"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company and Seagram with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the issuance (together with any additional securities that may be issued pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement) of (1) the Company's debt securities (the "Debt Securities"), (2) the guarantees of Seagram which will be issued in connection with the Debt Securities (the "Guarantees"), (3) share purchase contracts, representing rights to
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.              -2-                           May 19, 1999


purchase common shares of Seagram (the "Stock Purchase Contracts"), (4) share purchase units, which will be sold by Seagram and which represent ownership of the Share Purchase Contracts, and the Debt Securities, securing the obligations of holders under the Share Purchase Contracts and (5) common shares of Seagram, without nominal or par value (the "Common Shares"), to be issued and sold by Seagram.

               We have examined (1) the Registration Statement, (2) the Indenture, dated as of September 15, 1991 (the "Indenture"), among Seagram, the Company and The Bank of New York, as trustee (the "Trustee") and (3) the form of Master Unit Agreement to be executed by Seagram and The Bank of New York as unit agent, which have each been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and Seagram.

               In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.              -3-                           May 19, 1999


               We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee. We have further assumed that (1) Seagram is validly existing under the laws of Canada and has duly authorized, executed and delivered the Indenture in accordance with its By-laws and Articles of Amalgamation and the laws of Canada, (2) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Master Unit Agreement will have been duly authorized, executed and delivered by Seagram in accordance with its By-laws and Articles of Amalgamation and the laws of Canada, (3) the execution, delivery and performance by Seagram of the Indenture, the Master Unit Agreement, the Stock Purchase Contracts and the Guarantees do not and will not violate the laws of Canada or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States) and (4) the execution, delivery and performance by Seagram of the Indenture, the Master Unit Agreement, the Stock Purchase Contracts and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument which is binding upon Seagram.

               Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. With respect to the Debt Securities to be issued under the Indenture, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Company Board") and (b) the due execution, authentication, issuance and delivery of the Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase,
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.              -4-                           May 19, 1999


         underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the Indenture and such agreement, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  2. With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters by the Board of Directors of Seagram, a duly constituted and acting committee of such Board or duly authorized officers of Seagram (such Board of Directors, committee or authorized officers being hereinafter referred to as the "Seagram Board") and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Seagram Board and otherwise in accordance with the provisions of such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of Seagram enforceable against Seagram in accordance with their terms.

                  3. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Seagram Board, (b) the due execution, authentication, issuance and delivery of the Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and otherwise in accordance with the provisions of the Indenture and such agreement and (c) the due issuance of the Guarantees, the Guarantees will constitute valid and legally binding obligations of Seagram enforceable against Seagram in accordance with their terms.

               Our opinions set forth above are subject to the effects of (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law), (3) an implied covenant of good faith and fair dealing and (4) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.              -5-                           May 19, 1999


               Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Indiana (a copy of which has been filed as Exhibit 5(c) to the Registration Statement), we have relied upon the opinion of Barnes & Thornburg dated the date hereof.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the federal law of the United States, the law of the State of New York and, to the extent set forth herein, the laws of the State of Indiana.

               We hereby consent to the filing of this opinion letter as Exhibit 5(a) to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                             Very truly yours,

                                             SIMPSON THACHER & BARTLETT